EXHIBIT 17.1

Scott O’Neal
North Richland Hills, Texas

TO:	Board of Directors EVCARCO, Inc.

RE: Current Report, Form 8-K

Gentlemen:

I agree with the statements made on the Form 8-K regarding my resignation, the terms of separation, and the terms of Convertible Promissory Note.

/Scott O’Neal/

North Richland Hills, Texas
May 31, 2011